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                                      EXHIBIT 21


Active subsidiaries of the Company:



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                                                                           State of
Subsidiary                             Additional d/b/a Names              Organization            Wholly-Owned by
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
Graphic Industries, Inc.               Wallace Integrated                  Georgia               Company
                                       Graphics; Integrated
                                       Graphic Services; IPD
                                       Printing & Distributing;
                                       Southern Signatures;
                                       Williams Printing Company;
                                       Graphic Print Services
  Baum Printing House, Inc.                                                Pennsylvania          Graphic Industries, Inc.
  Carpenter Reserve Printing
    Company                                                                Ohio                  Graphic Industries, Inc.
  Craftsman Printing Company                                               North Carolina        Graphic Industries, Inc.
  Graphic Direct, Inc., Illinois                                           Illinois              Graphic Industries, Inc.
      Pearson 1, Inc.                  Bruce Offset                        Illinois              Graphic Direct, Inc.
        Graphic Print &
        Fulfillment, Inc.              GPF                                 Illinois              Pearson 1, Inc.
  Harvey Press, Inc.                                                       Louisiana             Graphic Industries, Inc.
  Heritage Press, Inc.                                                     Texas                 Graphic Industries, Inc.
  Hoechestetter Printing
  Company, Inc.                                                            Pennsylvania          Graphic Industries, Inc.
  Lithoprint Company, Inc.                                                 Texas                 Graphic Industries, Inc.
  Mercury Printing Company, Inc.       The Wimmer Companies                Tennessee             Graphic Industries, Inc.
  Monroe Litho, Inc.                                                       New York              Graphic Industries, Inc.
  Presstar Printing Corporation        Wallace Integrated Graphics         Maryland              Graphic Industries, Inc.
  Quadras, Inc.                                                            Georgia               Graphic Industries, Inc.
  State Printing Company, Inc.                                             South Carolina        Graphic Industries, Inc.
  W.E. Andrews Co. Inc.                                                    Georgia               Graphic Industries, Inc.
    A.C. Scanning Inc.                                                     Massachusetts         W.E. Andrews Co. Inc.
    The Central Press of Miami,
      Inc.                             Wallace Integrated Graphics         Florida               W.E. Andrews Co. Inc.
    W.E. Andrews Co. Inc. of
      Connecticut                                                          Connecticut           W.E. Andrews Co. Inc.
  Wetmore & Company                                                        Texas                 Graphic Industries, Inc.
Lampro Graphics, Inc.                  Good Decal Company                  Illinois              Company
Visible Computer Supply, Inc.          Consolidated Business               Illinois              Company
                                       Services
Wallace Commercial Printing,           Moran Printing; Klay
  Inc.                                 Printing                            Delaware              Company
Wallace FSC, Inc.                                                          Bermuda               Company
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